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                                   Exhibit 2

                             HR INVESTMENTS LIMITED
                             RH INVESTMENTS LIMITED
                            VXM INVESTMENTS LIMITED
                           c/o UNSWORTH & ASSOCIATES
                            HERENGRACHT 483, 1017 BT
                            AMSTERDAM, NETHERLANDS

                                February 6, 2001

VIA FIRST CLASS MAIL
AND FACSIMILE

Balanced Care Corporation
1215 Manor Drive
Mechanicsburg, Pennsylvania 17055
U.S.A.
Attention: Robin L. Barber

           Re: 9.5% Unsecured Convertible Grid Debentures
               Aggregate Principal Amount $14,000,000

Ladies and Gentlemen:

     Each of the undersigned is the holder of 9.5% Unsecured Convertible Grid Debentures of Balanced Care Corporation, a Delaware corporation (the "Company") in the aggregate initial principal amount of $14,000,000 (collectively, the "Convertible Debentures"). The Convertible Debentures were issued pursuant to Purchase Agreements between each of the undersigned and the Company dated as of June 30, 2000. Events of Default have occurred and are continuing under the Convertible Debentures, including, without limitation, events of default under
Section 9.1(b) of the Convertible Debentures. In accordance with the provisions of Section 10.1 of the Convertible Debentures, the Obligations (as defined in the Convertible Debentures) have become due and payable and the Company is obligated to pay to each of the undersigned an amount equal to the Obligations outstanding under the Convertible Debenture held by each such holder without the necessity of any further act or formality.

     Notwithstanding the foregoing, each of the undersigned hereby notifies the Company that it does not intend to take any action to enforce its right to receive payment of the outstanding Obligations under the Convertible Debenture held by it prior to April 6, 2001.

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     Except as specifically set forth above, nothing contained herein shall be deemed to constitute a waiver of any rights or remedies that the undersigned may have under the Convertible Debentures or otherwise at law or in equity.

                                             Very truly yours,

                                             HR INVESTMENTS LIMITED,
                                                  a Cayman Islands corporation

                                             By: /s/ J. B. Unsworth
                                                --------------------------------

                                             RH INVESTMENTS LIMITED,
                                                  a Cayman Islands corporation

                                             By: /s/ J. B. Unsworth
                                                --------------------------------

                                             VXM INVESTMENTS LIMITED,
                                                  a Cayman Islands corporation

                                             By: /s/ J. B. Unsworth
                                                --------------------------------

cc: Kirkpatrick & Lockhart LLP


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